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                                                                     Exhibit 1.1


                                6,000,000 Shares

                              DELTATHREE.COM, INC.

                Class A Common Stock, par value $0.001 per share

                             UNDERWRITING AGREEMENT

                                                                  _____ __, 1999

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
U.S. BANCORP PIPER JAFFRAY INC.
LAZARD FRERES & CO. LLC
FIDELITY CAPITAL MARKETS,
  A DIVISION OF NATIONAL FINANCIAL SERVICES CORPORATION,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  Deltathree.com, Inc., a Delaware corporation (the "Company"), proposes to sell 6,000,000 shares (the "Firm Stock") of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 900,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

                  It is understood that 1,200,000 shares of the Firm Stock will initially be reserved by Lehman Brothers Inc. for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to officers, directors, employees (including their family members) of the Company and RSL Communications Ltd. ("RSL COM") and its affiliates and friends of management of RSL COM and the Company (collectively, "Participants") as set forth in the Prospectus under the caption "Underwriting" (the "Directed Share Program") who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase shares of Firm Stock in form satisfactory to Lehman Brothers Inc. The Firm Stock to be sold by Lehman Brothers Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Lehman Brothers Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Lehman Brothers Inc. as set forth in the Prospectus.


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                  1. Representations, Warranties and Agreements of the Company.
The Company represents, warrants and agrees that:

                        (a) A registration statement on Form S-1 with respect to
                  the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                        (b) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only information so furnished is specified in Section 8(e).


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                        (c) The Company and each of its subsidiaries (as defined
                  in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries take as a whole (a "Material Adverse Effect");
                  the Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus; and none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                        (d) The Company has an authorized capitalization as set
                  forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except as described in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                        (e) The shares of the Stock to be issued and sold by the
                  Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and the Stock will conform to the description thereof in the Prospectus.

                        (f) This Agreement has been duly authorized, executed
                  and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, except that any rights or indemnification or contribution under this Agreement may be limited by the laws of the State of New York, the federal laws of the United States or public policy relating thereto.

                        (g) The execution, delivery and performance of this
                  Agreement by the Company and the consummation of the transactions contemplated hereby and



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                  the amendment of the Company's certificate of incorporation to provide for the 2.48483594491554-for-1 stock split described in the Prospectus under the captions "Capitalization" and "Description of Capital Stock" (such stock split is herein called the "Recapitalization") did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflict, breach, violation or default that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor did or will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or made under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                        (h) There are no contracts, agreements or understandings
                  between the Company and any person granting such person the right to require the Company (i) to include with the securities registered pursuant to the Registration Statement any securities of the Company owned or to be owned by such person or (ii) to file a registration statement under the Securities Act with respect to such securities or to include such securities in any securities being registered pursuant to any other registration statement (other than the Registration Statement) filed by the Company under the Securities Act, except, in the case of clause (ii), pursuant to the Investor Rights Agreement, dated September 29, 1999, between the Company and Yahoo! Inc. ("Yahoo"), the Investor Rights Agreement, dated October 20, 1999, between the Company and CNET Investments, Inc. ("CNET") and the Registration Rights Agreement, dated September 1, 1999, between the Company and RSL Communications, Ltd. (collectively, the "Registration Rights Agreements"). The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Stock. Except for (i) the warrants acquired by Yahoo pursuant to the Common Stock and Warrant Purchase Agreement, dated September 29, 1999, between the Company and Yahoo and the warrants acquired by CNET pursuant to the Common Stock and Warrant Purchase Agreement, dated October 20, 1999, between the Company and CNET (collectively, the "Stock and Warrant Agreements"), (ii)




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                  the options to purchase 1,076,761 shares of Common Stock in the aggregate (after giving effect to the Recapitalization) granted to executive officers of the Company pursuant to their employment agreements, (iii) the options to purchase 198,784 shares of Common Stock in the aggregate (after giving effect to the Recapitalization) to be granted to the non-employee directors of the Company immediately after the Closing Date,
                  (iv) the 748,288 RSL COM restricted units vested on the date hereof to be exchanged for Common Stock on a one-for-one basis and (v) the 372,976 RSL COM restricted units that are unvested on the date hereof to be exchanged for options to purchase Common Stock on a one-for-one basis, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                        (i) Except pursuant to the Stock and Warrant Agreements,
                  the Company has not sold or issued any shares of its capital stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act (other than as described in the Prospectus under the captions "Capitalization" and "Description of Capital Stock").

                        (j) Neither the Company nor any of its subsidiaries has
                  sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, there has not been any change in the capital stock of the Company (other than as described in the Prospectus under the captions "Capitalization" and "Description of Capital Stock") or long-term debt of the Company or, otherwise than as set forth in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries.

                        (k) The financial statements (including the related
                  notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-1 under the Securities Act and present fairly, in all material respects, the consolidated financial position and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.



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                        (l) Brightman Almagor & Co., a member firm of Deloitte
                  Touche Tohmatsu, who have certified the financial statements of the Company filed as part of the Registration Statement, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 6(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                        (m) Neither the Company nor any of its subsidiaries owns
                  any real property; the Company and each of its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                        (n) The Company and each of its subsidiaries carry, or
                  are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                        (o) The Company and its subsidiaries own, possess,
                  license or have other rights to use, on reasonable terms, all material patents, patent applications, trademarks, service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as described in the Prospectus. To the Company's best knowledge, there are no rights of third parties to any such Intellectual Property and there is no material infringement by third parties of any of the Intellectual Property. (i) Except as set forth in the Prospectus under the caption "Business--Legal Proceedings," there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any of the Intellectual Property, (ii) the Company is not aware (without any independent



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                  verification) of any facts which would form a reasonable basis
                  (in the Company's opinion) for any such claim by others challenging the Company's rights in and to any of the Intellectual Property, (iii) except as set forth in the Prospectus under the caption "Business--Legal Proceedings," there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and (iv) the Company is not aware (without any independent verification) of any facts which would form a reasonable basis (in the Company's opinion) for any such claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other property rights of others.

                        (p) There are no legal or governmental proceedings
                  pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if adversely determined to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if adversely determined to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse; and, except as described in the Prospectus, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                        (q) There are no contracts or other documents which are
                  required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

                        (r) No relationship, direct or indirect, exists between
                  or among the Company on the one hand, and the directors, officers, employees, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                        (s) No labor disturbance by the employees of the Company
                  exists or, to the Company's best knowledge, is imminent which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                        (t) The Company is in compliance in all material
                  respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so


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                  qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                        (u) The Company has filed all federal, state and local
                  income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

                        (v) Since the date as of which information is given in
                  the Prospectus, except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                        (w) The Company (i) makes and keeps accurate books and
                  records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                        (x) Neither the Company nor any of its subsidiaries (i)
                  is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where such default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except where such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                        (y) Neither the Company nor any of its subsidiaries, nor
                  any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any


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                  foreign or domestic government official or employee from
                  corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                        (z) Neither the Company nor any subsidiary is an
                  "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                        (aa) The Company and its subsidiaries have all necessary
                  certificates, orders, permits, licenses, authorizations, consents and approvals ("Governmental Approvals") of and from, and has made all declarations and filings with all applicable governmental authorities ("Governmental Authorities") to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Governmental Approvals, or to make such declaration or filing with Governmental Authorities would not result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals.

                        (bb) The Company has reviewed its operations and that of
                  its subsidiaries to evaluate the extent to which the business or operations of the Company and its subsidiaries will be effected by the occurrence of calendar year 2000, as described in the Prospectus. The Company has obtained confirmation from all its principal third party vendors, suppliers and service providers that they believe that the systems, services and products they supply to the Company are Year 2000 Compliant. The occurrence of calendar year 2000 is not expected to have a Material Adverse Effect on the Company. For purposes of this subsection, "Date Data" means any data of any kind that includes date information or which is otherwise derived from, dependent on or related to date information; "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component that processes any Date Data and that is installed, in development or on order, for internal or external use, or the provision or operation of which provides a benefit to customers, vendors, suppliers or any other party; and "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including, without limitation, calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

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                        (cc) There are no transfer taxes or other similar fees
                  or charges under Federal law or the laws of any state or foreign jurisdiction, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock (including Directed Shares in any foreign jurisdiction).

                        (dd) The Company has not taken, directly or indirectly,
                  any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

                  2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 900,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  It is understood that the Directed Shares initially reserved by the Underwriters for offer and sale in connection with the Directed Share Program shall be allocated among such persons in accordance with timely directions received by Lehman Brothers Inc. from the Company.

                  4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M., New York City time, on the third full business

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day following the date of this Agreement (or the fourth business day if this
Agreement is executed after 4:00 p.m. New York time) or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

                  5. Further Agreements of the Company. The Company agrees:

                        (a) To prepare the Prospectus in a form approved by the
                  Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                        (b) To furnish promptly to counsel for the Underwriters
                  one signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                        (c) To deliver promptly to the Representatives such
                  number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the

                  Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                        (d) To file promptly with the Commission any amendment
                  to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                        (e) Prior to filing with the Commission any amendment to
                  the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

                        (f) As soon as practicable after the Effective Date (but
                  in no event later than 45 days after the first anniversary of the end of the fiscal quarter following the effective date of the Registration Statement, or 90 days if such period is a fiscal year), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                        (g) For a period of three years following the Effective
                  Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders (other than materials furnished solely to RSL COM) and all reports or other documents publicly filed or furnished by the Company to the principal exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                        (h) Promptly from time to time to take such action as
                  the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request (including such jurisdictions as may be required for the offering and sale of the Directed Shares) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                        (i) (A) For a period of 180 days from the date of the
                  Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of

                  (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or Class B Common Stock (collectively, the "Capital Stock") or securities convertible into or exchangeable for Capital Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Capital Stock or securities convertible into or exchangeable for Capital Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Capital Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise, or (3) publicly disclose an intention to make any such offer, sale, pledge, hedge, swap or other transaction, in each case without the prior written consent of Lehman Brothers Inc., except for any issuance of Common Stock or securities convertible into Common Stock in consideration of an acquisition, merger or consolidation or other business combination by or involving the Company or any wholly owned subsidiary of the Company, provided that the recipients of such Common Stock or securities convertible into Common Stock agrees to be bound by the restrictions in this paragraph; and
                  (B) to cause RSL COM, Yahoo, CNET, each officer and director of the Company and each Participant in the Directed Share Program to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Capital Stock or securities convertible into or exchangeable for Capital Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Capital Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise, in each case for a period of 180 days (or 90 days with respect to Participants in the Directed Share Program and employees of the Company holding Common Stock or options to purchase Common Stock, except for those otherwise subject to the 180-day lock-up) from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

                        (j) Prior to the First Delivery Date, to use its best
                  efforts to complete that listing of the Stock in the National Market System of The Nasdaq Stock Market, subject only to official notice of issuance;

                        (k) To apply the net proceeds from the sale of the Stock
                  as set forth in the Prospectus under the caption "Use of Proceeds";

                        (l) To take such steps as shall be necessary to ensure
                  that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

                        (m) To comply with the Securities Act and the Rules and
                  Regulations and the Exchange Act (including the rules and regulations thereunder) so as to permit the completion of the distributions of the Stock as contemplated in this Agreement and the Prospectus;

                        (n) Not to take, directly or indirectly, any action
                  designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock;

                        (o) In connection with the Directed Share Program, to
                  ensure in accordance with the Conduct Rules of the National Association of Securities Dealers ("NASD") that the Directed Shares are not sold, transferred, assigned, pledged or hypothecated for a period of 90 days following the Effective Date and to direct the transfer agent that transfer restrictions be placed on the stock certificates of the Participants in the Directed Share Program identified by Lehman Brothers Inc. as needing to be so restricted;

                        (p) To comply with all applicable securities and other
                  applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the costs incident to the issuance of the Directed Shares (including the reasonable fees and expenses of counsel for the Underwriters in connection therewith); (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and of preparing, printing and distributing any materials in connection therewith and (i) all other costs and expenses incident to the performance of the obligations of the Company under this

Agreement; provided that, except as provided in this Section
6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                        (a) The Prospectus shall have been timely filed with the
                  Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                        (b) No Underwriter shall have discovered and disclosed
                  to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                        (c) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other material legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all material documents and information that they may reasonably request to enable them to pass upon such matters.

                        (d) Skadden, Arps, Slate, Meagher & Flom LLP shall have
                  furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit 7(d) to this Agreement.

                        (e) Seidel, Gonda, Lavorgna & Monaco, P.C. shall have
                  furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, regarding the patent issued to

                  Areotel U.S.A. referred to in the Prospectus under the caption "Business--Legal Proceedings".

                        (f) Debevoise & Plimpton shall have furnished to the
                  Representatives its written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

                        (g) The Representatives shall have received from Weil,
                  Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                        (h) At the time of execution of this Agreement, the
                  Representatives shall have received from Brightman Almagor & Co. a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                        (i) With respect to the letter of Brightman Almagor &
                  Co. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                        (j) The Company shall have furnished to the
                  Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                              (i) The representations, warranties and agreements
                        of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(k) have been fulfilled; and

                              (ii) They have carefully examined the Registration
                        Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

                        (k) (i) Neither the Company nor the Subsidiary shall
                  have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and
                  (ii) since such date, there shall not have been any change in the capital stock (other than the Recapitalization) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                        (l) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                        (m) The Company shall have furnished to the
                  Representatives a certificate, dated such Delivery Date, of its chief financial officer in the form set forth in Exhibit 7(m) to this Agreement.

                        (n) The Nasdaq Stock Market shall have approved the
                  Stock for inclusion in the National Market System, subject only to official notice of issuance.

                        (o) Prior to the execution and delivery of this
                  Agreement, the Company shall have furnished to the Representatives a letter addressed to the Representatives substantially in the form set forth in Section 5(i) from RSL COM, Yahoo, CNET and each officer and director of the Company.

                        (p) The Company shall have effected the
                  Recapitalization.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  8. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any application, filing or other material filed, registered, distributed or otherwise furnished by the Company or with the consent of the Company in connection the securities laws of any state or political subdivision thereof or any material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program

(collectively, the "Other Offering Materials"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Other Offering Materials, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Other Offering Materials, in light of the circumstances under which they were made) not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, (iv) the failure of any Participant to pay for and accept delivery of the Stock which immediately following the Effective Time were subject to a properly confirmed agreement to purchase, (v) the Directed Share Program (provided that the Company shall not be liable under clauses (iii) and (v) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The indemnification agreement set forth in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any officer or employee of, or person, if any, who controls, any such Underwriter within the meaning of the Securities Act) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or in the Prospectus as supplemented) in any case where such delivery is required by the Securities Act, unless the Company failed to provide to the Underwriters with the corrected Prospectus (or the Prospectus as supplemented). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as a nominee director), and each person, if any, who controls the Company within the meaning of the

Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Other Offering Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Other Offering Materials, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Other Offering Materials, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if the Representatives have been advised by their counsel that either (i) there is an actual or potential conflict between the position of the Company and the Underwriters, (ii) there may be defenses available to it or them that are different from or additional to those available to the Company (in any of which events the Company shall not have the right to direct the defense of such action on behalf of the Representative or Representatives with respect to such different defenses) or
(iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Representatives, and in that event the fees and expenses of such separate counsel shall be paid by the Company, it being understood that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the offering of the Stock shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Stock by the Underwriters set forth in the last paragraph on the cover page of, and the names of the Underwriters in the table and the third, ninth, eleventh, twelfth, thirteenth, fourteenth and last paragraphs appearing under the caption "Underwriting" in, the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Defaulting Underwriters.

                  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                        (a) if to the Underwriters, shall be delivered or sent
                  by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285,
                  Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                        (b) if to the Company, shall be delivered or sent by
                  mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
                  Mr. Amos Sela, Chief Executive Officer and President (Fax:
                  212-588-3674), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 313 Third Avenue, New York, New York 10022,
                  Attention: David Goldschmidt (Fax: 212-735-2000);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        DELTATHREE.COM, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:






Accepted:

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
U.S. BANCORP PIPER JAFFRAY INC.
LAZARD FRERES & CO. LLC
FIDELITY CAPITAL MARKETS,
  A DIVISION OF NATIONAL FINANCIAL SERVICES CORPORATION,
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

     By LEHMAN BROTHERS INC.

     By:___________________________________
        Name:
        Authorized Representative

                                   SCHEDULE 1

                                                                                Number of
Underwriters                                                                      Shares
                                                                         ------------------------
Lehman Brothers Inc.......................................

Merrill Lynch, Pierce, Fenner & Smith Incorporated........

U.S. Bancorp Piper Jaffray Inc............................

Lazard Freres & Co. LLC...................................

Fidelity Capital Markets, a division of National Financial Services
Corporation...............................................


Total.....................................................


                            LOCK-UP LETTER AGREEMENT



LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
U.S. BANCORP PIPER JAFFRAY INC.
LAZARD FRERES & CO. LLC
FIDELITY CAPITAL MARKETS,
  A DIVISION OF NATIONAL FINANCIAL SERVICES CORPORATION,
As Representatives of the
  several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY   10285

Dear Sirs:

                  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of deltathree.com, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

                  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or at any time hereafter (including, without limitation, any Common Stock acquired in the Offering), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

                  In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement. In any event, if the transactions contemplated by the Underwriting Agreement are not completed by March 31, 2000, then this Lock-Up Letter Agreement shall be of no force and effect.

                  The undersigned understands that the Company, the Underwriters and the stockholders selling shares in the Offering will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                             Very truly yours,

                                             [Stockholder]



                                             By:________________________________
                                                Name:
                                                Title:
Dated:  _______________

                                              Ex. 7(d) to Underwriting Agreement




                                      DRAFT



                                                     November [29], 1999



Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

       Re:   deltathree.com, Inc.
             Initial Public Offering of Class A Common
             Stock, par value $0.001 per share
             -----------------------------------------

Ladies and Gentlemen:

             We have acted as special counsel to deltathree.com, Inc., a Delaware corporation (the "Company"), relating to the sale by the Company to the underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated November [22], 1999 (the "Underwriting Agreement"), of 5,000,000 shares (the "Shares") of the Company's Class A common stock, par value $.001 per share ("Common Stock").

             This opinion is being furnished pursuant to Section 7(d) of the Underwriting Agreement.


             In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

             (i) the Registration Statement on Form S-1 (File No. 333-86503) relating to the Shares, filed with the Securities and Exchange Com-

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 2


             mission (the "Commission") on September 3, 1999 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on October 19, 1999, Amendment No. 2 thereto filed with the Commission on November 2, 1999, Amendment No. 3 thereto filed with the Commission on November 12, 1999, and Amendment No. 4 thereto filed with the Commission on
             November   , 1999, including information deemed to be a part of
             the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

             (ii) the final prospectus, dated November [22], 1999 relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus");

             (iii) [executed] certificates representing the Shares;

             (iv) an executed copy of the Underwriting Agreement;

             (v) Certificates of the Secretary of State of the State of Delaware, dated November [22], 1999 and November [29], 1999, respectively, certifying that the Company is validly existing and in good standing (the "Delaware Certificates");

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 3


             (vi) Certificates of the Department of State of New York, dated November [22], 1999 and November [29], 1999, certifying that the Company is authorized to do business in the State of New York (the "New York Certificates").

             (vii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

             (viii) the Amended and Restated By-laws of the Company, as currently in effect (the "By-laws");

             (ix) resolutions of the Board of Directors of the Company, dated
                        , 1999, November 10, 1999 and          , 1999, and
             resolutions of the Pricing Committee of the Board of Directors of
             the Company, dated           , 1999;

             (x) Secretary's Certificate of the Company, dated as of November [29], 1999;

             (xi) an officer's certificate, dated the date hereof (the "Officer's Certificate"), a copy of which is attached as Exhibit A hereto; and

             (xii) copies of each of the instruments and agreements described in
             Schedule II hereto.

             We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 4


Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

             In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company (including the facts set forth in the Officer's Certificate) and of others. [Note: If executed share certificates are not available at closing, re-insert assumptions re: manual signature of Transfer Agent and conformity with specimen certificate.]

             For purposes of this opinion: (i) the term "Applicable Laws" means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state and foreign securities or Blue Sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation with respect to any other laws, rules or regulations; (ii) the term "Applicable Contracts" means those agreements or instruments described in Schedule II hereto; (iii) the term "Governmental Authorities" means any court, regulatory body, administrative agency, or governmen-

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 5


tal body of the State of New York, the State of Delaware or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement because of your legal or regulatory status or because of any other facts specifically pertaining to you; and (v) the term "Applicable Orders" means those judgments, orders or decrees, if any, of any Governmental Authorities specifically identified to us in the Officer's Certificate by the Company to be applicable to the Company. The Company has advised us in the Officer's Certificate that there are no Applicable Orders in existence as of the date hereof. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

             The opinions set forth below are subject to the following qualifications, assumptions and limitations:

             (a) we have assumed that the execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Company, or property of the Company, is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation, the By-laws or the Applicable Contracts), (ii) any rule, law or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable
Laws) or (iii) any judicial or administrative order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to Applicable Orders);

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 6


             (b) we have assumed that no consent, approval, authorization or other order of, or qualification with, any court, governmental authority or regulatory body (other than any Governmental Approvals as to which we express our opinion in paragraph 6 below) is required to authorize or is required in connection with the execution and delivery by the Company of the Underwriting Agreement or the consummation of the transactions contemplated thereby;

             (c) the opinion set forth in paragraph 9 below is based solely on our discussions with the officers or other appropriate representatives of the Company responsible for the matters referred to therein, our review of documents furnished to us by the Company and our reliance on the Officer's Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency.

             (d) The opinion set forth in paragraph 11 below is limited to the Communications Act of 1934, as amended, and regulations adopted pursuant to such act.

             (e)    With respect to any agreement or instrument listed in
Schedule II hereto that by its terms or otherwise is governed by the laws of any jurisdiction other than the laws of the State of New York or the Federal laws of the United States, our opinions in paragraph 6 are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the interpretation validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 7


             Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL") and the federal laws of the United States of America, to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. In addition, we express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of any party (other than the Company) named in the Prospectus with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any such party.

             Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

             1. The Company has been duly incorporated, and, based solely upon our review of the Delaware Certificates, is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to carry on its business and to own, lease and operate its properties, in each case as described in the Prospectus.

             2. Based solely upon our review of the New York Certificates, the Company is authorized to do business as a foreign corporation in the State of New York.

             3. The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The shares of Common Stock shown by the Company's stock record books as being issued and

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 8


outstanding immediately prior to the date hereof have been duly authorized and validly issued and are [fully paid] and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the DGCL or under any Applicable Contract. In rendering the opinion set forth in this paragraph 3, we have with your permission assumed that the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the original issuance of all such shares has been received in full by the Company.

             4. The Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock, and free and clear of any preemptive rights or any similar rights arising under the DGCL or under any Applicable Contract.

             5. The Company has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) any rights of indemnification or contribution under the Underwriting Agreement may be limited by applicable laws or public policy related thereto.

             6. The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, and the stock split and the exchange of RSL COM restricted units for options to purchase the Common Stock described in the Prospectus, will not (i) require any Governmental Approvals

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 9


except such as have been obtained and made, (ii) conflict with the Certificate of Incorporation or the By-laws, (iii) constitute a violation of or default under the terms of any Applicable Contract (except that we do not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries) or (iv) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.

             7. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated in paragraphs 7 above and 12 below, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

             8. Assuming the accuracy of the information included in the Prospectus, the Company is not, and upon the consummation of the transactions contemplated by the Underwriting Agreement will not be, an investment company under the Investment Company Act of 1940, as amended.

             9. Except as described in the Prospectus under "Business -- Legal Proceedings," to our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries are the subject, which are required by the Rules and Regulations to be disclosed in the Prospectus that are not so disclosed.

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 10


             10. Except as set forth in the registration rights agreements referred to in the Registration Statement and Prospectus under "Shares Eligible for Future Sale-Registration Rights" and "Related Party Transactions-RSL COM-Registration Rights," no holders of Common Stock or other securities of the Company have registration rights under any Applicable Contract with respect to securities of the Company.

             11. The statements contained in the Prospectus under the captions "Description of Capital Stock," "Risk Factors - Government Regulations and Legal Uncertainties Relating to IP Telephony Could Harm Our Business" and "Business - Regulatory Environment," insofar as they purport to describe or summarize legal matters or certain provisions of statutes and regulations referred to therein, fairly describe or summarize such provisions in all material respects.

             12. Although the discussion set forth in the Prospectus under the caption "Important United States Federal Tax Consequences of our Common Stock to Non-U.S. Holders" does not purport to summarize all possible federal income tax consequences of the purchase, ownership and disposition of the Shares, such discussion, constitutes in all material respects, a fair summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Shares pursuant to the Prospectus, subject to the limitations contained therein.

             We have been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at 4:00 p.m. on November [22], 1999. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus was filed with the Commission within the time period required by Rule 424(b) of the Rules and Regulations.

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Piper Jaffray Inc.
Lazard Freres & Co. LLC
Fidelity Capital Markets,
  a division of National Financial Services Corporation
November [29], 1999
Page 11


             In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, your counsel and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent expressly stated in paragraphs 7, 12 and the first sentence of paragraph 3 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement.

             This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.




                                                     Very truly yours,